UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2018

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37666	47-4668380
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3980 Howard Hughes Parkway, Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 541-7777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

On October 15, 2018 (the “Closing Date”), Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”) completed its previously announced merger with Penn National Gaming, Inc., a Pennsylvania corporation (“Parent”), pursuant to an Agreement and Plan of Merger, dated as of December 17, 2017 (the “Merger Agreement”), by and among the Company, Parent and Franchise Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). At the effective time of the Merger (as defined herein) on October 15, 2018 (the “Effective Time”), the Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger. As a result of the consummation of the Merger, the Company became a wholly-owned subsidiary of Parent.

At the Effective Time, each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock (i) owned or held in treasury by the Company or (ii) owned by Parent, its subsidiaries or Merger Sub) was cancelled and automatically converted into the right to receive (i) $20.00 in cash (the “Cash Consideration”) and (ii) 0.42 shares of common stock, par value $0.01 per share, of Parent (the “Parent Common Stock”) (the “Exchange Ratio,” and together with the Cash Consideration and cash required to be paid in lieu of fractional shares of Parent Common Stock, the “Merger Consideration”).

At the Effective Time, each outstanding and unexercised Company stock option and each other Company long-term incentive award, whether vested or unvested, that was granted before December 17, 2017, became fully vested and was cancelled and converted into the right to receive the Merger Consideration in respect of each share of Company common stock underlying such award (less, in the case of stock options, the applicable exercise price). Performance-based awards granted in 2016 were settled based on actual performance, performance-based awards granted on April 4, 2017 were settled assuming the applicable performance conditions were satisfied, and the remainder of performance-based awards granted in 2017 were settled based on actual performance conditions for 2017 and assuming target performance conditions for 2018 and 2019 were satisfied. Performance conditions with respect to awards granted after December 17, 2018 were deemed satisfied at target as of the Effective Time. A portion of such awards vested as of the Effective Time and was settled for Merger Consideration. Parent assumed the balance of such awards (and the performance-based awards were converted into time-based awards), which will vest subject to continued service with Parent.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, attached as Exhibit 2.1 to the Company’s Form 8-K filed on December 20, 2017, and incorporated herein by reference.

Item 1.01	Entry Into a Material Definitive Agreement.

In connection with obtaining requisite regulatory approvals for the consummation of the Merger and as contemplated by the terms of the Merger Agreement, immediately prior to the Effective Time of the Merger and upon the execution of joinders on October 15, 2018, the Company and its applicable subsidiaries became parties to certain of the Third Party Agreements (as described more fully in the Merger Agreement), including (i) the membership interest purchase agreement (the “Boyd Divestiture Agreement”) by and among Boyd Gaming Corporation (“Boyd”), Boyd TCIV, LLC (“Boyd Purchaser”), Parent, the Company and Pinnacle MLS, LLC (“Pinnacle Tenant”), which provides for Boyd Purchaser’s acquisition of the Company’s gaming operations at Ameristar Casino Kansas City and Ameristar Casino St. Charles in Missouri; Belterra Casino Resort in Indiana; and Belterra Park in Ohio (collectively, the “Boyd Divestiture Businesses”) and (ii) the purchase agreement (the “Belterra Park Purchase and Sale Agreement” and together with the Boyd Divestiture Agreement, the “Divestiture Agreements”, and the transactions contemplated thereunder, the “Divestitures”), amended and novated to reflect the assumption of all rights and responsibilities of Gaming and Leisure Properties, Inc. (“GLPI”) by Boyd, by and among Parent, a subsidiary of Boyd, the Company and a subsidiary of the Company, which provides for the acquisition by Boyd’s subsidiary of the real estate associated with the Company’s Belterra Park casino in Cincinnati, Ohio. As of the Closing Date, the Company amended its existing master lease with GLPI to (a) reflect new financial terms and (b) remove the Boyd Divestiture Businesses, which allowed such properties to become subject to the new master lease between Boyd and GLPI that was entered into in connection with the Boyd Divestiture Agreement.

The foregoing description of the Divestiture Agreements and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Divestiture Agreements, attached as Exhibits 2.2 and 2.6 to Parent’s Form 8-K filed on December 20, 2017, and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On the Closing Date, upon the terms and subject to the conditions set forth therein, the transactions contemplated by the Boyd Divestiture Agreement were completed. Concurrently with the closing of the transactions contemplated by the Boyd Divestiture Agreement, upon the terms and subject to the conditions set forth therein, the sale of the real estate associated with the Company’s Belterra Park casino in Cincinnati, Ohio contemplated by the Belterra Park Purchase and Sale Agreement was also completed.

The information set forth in the Introductory Note, Item 1.01, Item 3.01 and Item 5.01 of this Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger, the Company notified Nasdaq Global Select Market (“Nasdaq”) that the Merger had been consummated and requested that the trading of shares of the Company Common Stock on Nasdaq be suspended and that the listing of shares of the Company Common Stock on Nasdaq be withdrawn. In addition, the Company requested that Nasdaq file with the Securities and Exchange Commission (“SEC”) a notification on Form 25 to report the delisting of its shares from Nasdaq and to deregister its shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Form 15 with the SEC to request the termination of the registration of the Company Common Stock under Section 12(g) of the Exchange Act and to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as soon as practicable.

Item 3.03	Material Modification to Rights of Security Holders.

As a result of the consummation of the Merger, each holder of shares of Company Common Stock immediately prior to the Effective Time on October 15, 2018 (other than shares of Company Common Stock (i) owned or held in treasury by the Company or (ii) owned by Parent, its subsidiaries or Merger Sub) ceased to have any rights as a stockholder of the Company other than the right to receive the Merger Consideration as set forth in the Merger Agreement.

The information set forth in the Introductory Note and Item 3.01 of this Form 8-K is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of the Company occurred, and the Company became a wholly owned subsidiary of Parent.

The information set forth in the Introductory Note, Item 3.03 and Item 5.02 of this Form 8-K is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon completion of the Merger on October 15, 2018, Timothy J. Wilmott, Jay Snowden, William J. Fair and Carl Sottosanti, who constituted the Board of Directors of Merger Sub immediately prior to the Effective Time, became the directors of the Company, and the following directors of the Company immediately prior to the Effective Time ceased to be directors of the Company pursuant to the terms of the Merger Agreement (and not because of any disagreement with the Company or its operations, policies or practices): Charles L. Atwood, Stephen C. Comer, Ron Huberman, James L. Martineau, Desiree Rogers, Carlos A. Ruisanchez, Jaynie Miller Studenmund, and Anthony M. Sanfilippo.

The following executive officers of the Company will resign effective as of October 16, 2018:

Anthony M. Sanfilippo;

Carlos A. Ruisanchez;

Donna S. Negrotto;

Virginia E. Shanks;

Neil E. Walkoff; and

Troy A. Stremming.

The information set forth in the Introductory Note of this Form 8-K is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Company’s amended and restated certificate of incorporation and amended and restated bylaws were amended, respectively, to be the same form as the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time, and are filed herewith as Exhibits 3.1 and 3.2, respectively, to this Form 8-K and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger by and among the Company, Penn National Gaming, Inc. and Franchise Merger Sub, Inc., dated as of December 17, 2017 (attached as Exhibit 2.1 to the Company’s Form 8-K filed on December 20, 2017, and incorporated herein by reference (SEC File No. 001-37666)).*

2.2	Membership Interest Purchase Agreement by and among Boyd Gaming Corporation, Boyd TCIV, LLC, Penn National Gaming, Inc., and, solely following the execution of a joinder, the Company and Pinnacle MLS, LLC, dated as of December 17, 2017 (attached as Exhibit 2.2 to Penn National Gaming, Inc.’s Form 8-K filed on December 20, 2017, and incorporated herein by reference (SEC File No. 000-24206)).*

2.3	Purchase Agreement by and between Penn National Gaming, Inc., Gold Merger Sub, LLC, and upon their execution and delivery of the joinder, PNK (Ohio), LLC and the Company, dated as of December 17, 2017 (attached as Exhibit 2.6 to Penn National Gaming, Inc.’s Form 8-K filed on December 20, 2017, and incorporated herein by reference (SEC File No. 000-24206)).*

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated By-laws of the Company.

*

Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.

Dated: October 15, 2018	By:	/s/ Elliot D. Hoops
Name: Elliot D. Hoops
Title: Vice President and Legal Counsel